EXHIBIT 10.2

Peoples Bancorp Inc.
Second Amended and Restated
2006 Equity Plan
Performance Unit Award Agreement
This Performance Unit Award Agreement (this “Agreement”) is made effective as of _________ (the “Grant Date”), by and between Peoples Bancorp Inc. (the “Company”) and _________ (the “Participant”). Capitalized terms not defined in this Agreement shall have the meanings given to them in the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”).
WITNESSETH:
WHEREAS, pursuant to the provisions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of the Company administers the Plan; and
WHEREAS, the Committee believes it is in the best interest of the Company to award compensation to the Participant which is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated and the rulings issued thereunder (collectively, “Section 162(m)”); and
WHEREAS, the Committee desires to grant an Award of performance-based Performance Units to the Participant in furtherance of the Company’s incentive compensation program for 20__ and pursuant to and in accordance with the limitations imposed under the Plan and Section 162(m);
NOW, THEREFORE, in consideration of the premises, the parties make the following agreement, intending to be legally bound thereby;
Section 1    Grant of Performance Unit Award
Effective as of the Grant Date, the Company hereby grants to the Participant an Award with threshold, target and maximum opportunities for Performance Units to be earned for the Performance Period, in each case specified in Exhibit A hereto. Each Performance Unit (if earned) shall entitle the Participant to receive one dollar ($1.00) in cash, subject to the terms and conditions described in the Plan and this Agreement.
Section 2    Restrictions on Earning of and Payment with respect to Performance Units
(A)    Earning Performance Units under Normal Employment Conditions. Provided that the performance threshold described in Section 2(B) below is satisfied, up to a maximum of ________________ (______) Performance Units may be earned by the Participant with respect to the Performance Period based on the extent to which the Performance Goals, set forth in Exhibit A hereto, have been met, with the number of Performance Units earned (the “Earned Units”) to be determined and certified by the Committee on the date on which the Committee shall also determine and certify the extent to which the Performance Goals for the Performance Period have been met (such date, the “Certification Date”), contingent upon the Participant’s continuous employment with the Company or a Subsidiary from the Grant Date through the Certification Date, and the provisions of the Plan (including Article XI thereof) and this Agreement. The number of Earned Units may be reduced (but not increased) by the Committee in its sole discretion, including to zero, taking into account such criteria as the Committee shall deem appropriate, subject to the limitations of the Plan and of Section 162(m). For purposes of this Agreement, the continuous employment of the Participant with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of the Participant’s employment among the Company and its Subsidiaries.
(B)    Performance Threshold. In order for any portion of the Performance Unit Award to become earned (and payable) under this Agreement, the Company’s _____________ for the fiscal year ending December 31, 20__ must equal or exceed ________ .
(C)    Effect of Termination. Provided that the Performance Threshold described in Section 2(B) and the Performance Goals described in Exhibit A are determined to have been met at no less than the target level, and notwithstanding anything to the contrary in Section 2(A) of this Agreement:

(i)
Death; Disability or Retirement. Subject to Article XI of the Plan, in the event that the Participant Terminates due to death, Disability or Retirement following the end of the applicable Performance Period but prior to full payment in respect of Earned Units according to the terms of the Performance Unit Award, the Earned Units shall be paid to the Participant or, in the event of the Participant’s death, the Participant’s beneficiaries.

(ii)
Termination for Cause or Any Reason Other than Death, Disability or Retirement. If the Participant is Terminated for Cause or Terminates for any reason other than due to death, Disability or Retirement, the Performance Unit Award shall be forfeited, and any and all rights under the Performance Unit Award shall terminate immediately.

(iii)	Termination without Cause or For Good Reason Following a Change in Control.

(a)
If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the Performance Unit Award or does not substitute equivalent cash awards relating to the Performance Unit Award, then the Participant shall receive the number of Performance Units determined to be Earned Units, based upon the extent of satisfaction of the Performance Goals as of the effective date of the Change in Control.

(b)
If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the Performance Unit Award, then such Performance Unit Award shall remain outstanding and be governed by the terms of this Agreement and the provisions of the Plan.

(c)
If the Participant is Terminated by the Company without Cause or the Participant Terminates for Good Reason within twenty-four (24) months following a Change in Control, and the Company is the surviving corporation following such Change in Control, or the Acquiror has assumed the Performance Unit Award, then the Participant shall receive a pro-rata portion of any Earned Units, determined and certified by the Committee with respect to the entire Performance Period as of the Certification Date. Such pro-rata portion of any Earned Units shall be determined by multiplying the number of Earned Units which the Participant would have earned if the Participant had not Terminated multiplied by a fraction the numerator of which shall be the number of whole months that have elapsed in the Performance Period from the Grant Date to the date of the Participant’s Termination and the denominator of which shall be 12. In no event shall the Participant receive any Earned Units as contemplated by this paragraph prior to the Certification Date.

(d)
If (i) the employment of the Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror has assumed the Performance Unit Award, then the Performance Unit Award shall be forfeited, and any and all rights under the Performance Unit Award shall terminate immediately.

(D)    Delivery and Timing of Payment. As soon as reasonably practicable after the determination of the number of Performance Units which have become Earned Units pursuant to the foregoing provisions of this Section 2, the payment to be made in respect of the Earned Units shall be made in cash in a single lump sum no later than sixty (60) days following the date of such determination date, which shall, to the extent applicable, be the Certification Date.
Section 3    Covenants
(A)    Non-Solicitation. The Participant acknowledges and understands that the Participant’s contacts with customers or potential customers of the Company and its Subsidiaries is due, at least in part, to the support and assistance provided by the Company during the term of the Participant’s employment and, therefore, that soliciting, diverting or appropriating the Company’s relationship with such persons would unfairly harm the Company and its Subsidiaries. As a result, the Participant agrees that, during the term of the Participant’s employment and for a period of one (1) year thereafter, the Participant shall not, directly or indirectly:

(i)
Contact any customer or prospective customer of the Company or any Subsidiary (on the Participant’s behalf or on behalf of any other person or entity) of whom the Participant had knowledge, actual or imputed, or with whom the Participant had contact in whatever form during the Participant’s employment with the Company or any Subsidiary for the purpose of soliciting the business of such person or inducing such person to acquire any product or service, that currently is provided or under development by the Company or any Subsidiary, from the Participant or any person or entity other than the Company or any Subsidiary; or

(ii)	Attempt to solicit, or assist anyone in attempting to solicit, any employee of the Company or any Subsidiary to terminate the employee’s employment with the Company or any Subsidiary.
(B)    Non-Disclosure of Confidential Information. The Participant acknowledges and understands that during the course of the Participant’s employment with the Company and its Subsidiaries, the Participant shall have access to Confidential Information (as defined below) that is maintained as confidential by the Company and its Subsidiaries, is highly valuable and proprietary to the Company and its Subsidiaries, and the disclosure of which to third parties, or the unauthorized access, acquisition or use, or the attempted access, acquisition or use, of which would cause the Company and its Subsidiaries serious and unfair competitive disadvantage and harm. As a result, the Participant agrees that, during the Participant’s employment with the Company or any Subsidiary, and at all times thereafter, regardless of the reason for the Termination of such employment:

(i)
The Participant shall not disclose to any third parties any Confidential Information or use any Confidential Information for any purpose other than to carry out the Participant’s employment responsibilities for the Company or a Subsidiary.

(ii)	The Participant shall treat all Confidential Information as confidential, as required by all applicable laws, rules and regulations and this Agreement;

(iii)
The Participant shall only access, acquire or use, or attempt to access, acquire or use Confidential Information in performing the Participant’s duties for the Company or a Subsidiary, and for no other reason; and

(iv)
Immediately upon Termination of the Participant’s employment with the Company and its Subsidiaries for any reason, the Participant shall return to the Company all Confidential Information in the Participant’s possession or control, as well as any Copies (as defined below) made of such Confidential Information and any other material, including handwritten notes, made or derived from such Confidential Information;

(v)	For purposes of this Agreement:

(I)
“Confidential Information” means all trade secrets and proprietary information in whatever form (whether communicated orally or in documentary or other tangible form) belonging to the Company or a Subsidiary that has not been published or disseminated or otherwise become a matter of public knowledge other than as a result of the Participant’s acts or omissions, including without limitation: business plans, financial or accounting information, rates, insurance payment and reimbursement information, research and development information, marketing or sales information, customer lists, lists of potential customers, contact information for any customer or potential customer, processes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), customer renewal and expiration information, associate information, on-site program and support materials, training programs and associated materials, pricing lists, contracts, forms, methods, procedures and analyses and any other information that the Company or a Subsidiary takes measures to prevent, in the ordinary course of business, from being available to persons other than those selected by the Company or a Subsidiary.

(II)
“Copies” includes all Confidential Information stored or maintained in electronic format or on electronic or magnetic media of any sort, including without limitation, computer servers, PDAs, cell phones, I-Pods, smart cards, Blackberries, hard drives, zip drives, floppy disks, CD-ROMs, DVDs, and magnetic tapes.

(C)    Reasonableness of Restraints; Irreparable Harm; Breach No Defense. The Participant acknowledges that:

(i)
The covenants described in this Section 3 are reasonably necessary to protect the goodwill, trade secrets and other legitimate business interests of the Company and its Subsidiaries and that such restraints shall not cause the Participant any undue hardship.

(ii)
Any breach of the covenants contained in this Section 3 would cause the Company or a Subsidiary immediate and irreparable harm for which injunctive relief would be necessary and proper, and the Participant consents to the issuance of a temporary restraining order and a preliminary injunction upon good faith presentment by the Company or a Subsidiary of allegations demonstrating such breach without the necessity of proving damages or posting a bond therefor; provided, however, that nothing contained herein shall be construed to prohibit the Company or a Subsidiary from pursuing all other legal remedies at its disposal including but not limited to monetary damages.

(iii)
The covenants of this Section 3 are essential to this Agreement. They shall be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Participant may have against the Company or a Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or a Subsidiary of these covenants.

(iv)
If the scope of any restriction contained in this Section 3 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by applicable laws, rules and regulations, and the Participant hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 4    Performance Unit Award Subject to Plan; Plan as Controlling
By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All terms and conditions of the Plan applicable to the Performance Unit Award which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event any term or condition of this Agreement is inconsistent or conflicts with the terms and conditions of the Plan, the Plan shall be deemed controlling.
Section 5    Tax Withholding
The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by applicable laws, rules and regulations to be withheld with respect to any taxable event arising as a result of this Agreement or the Plan.
Section 6    Miscellaneous
(A)    No Guarantee of Continued Employment. The grant of Performance Units under this Agreement shall not: (i) confer upon the Participant any right to continue in the employ of, or continue to provide services to, the Company or any Subsidiary; (ii) limit in any way the right of the Company or any Subsidiary to Terminate the Participant; or (iii) be evidence of any agreement or understanding express or implied, that the Participant has a right to continue as an employee or advisor for any period of time or at any particular rate of compensation.
(B)    Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive any payments in respect of the Performance Unit Award due to the Participant upon the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the Participant, must be made on a form prescribed by the Committee and shall be effective only when filed in writing with the Committee. If the Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be the Participant’s surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary shall be based only on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.
(C)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the principles of conflict of laws.

(D)    Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
(E)    Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.
(F)    Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and communications required or permitted to be given or delivered under this Agreement to the Company or to the Participant, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), and addressed as follows:
If to the Company, to:
Peoples Bancorp Inc.
Attn.: Compensation Committee
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738
If to the Participant, to the last address for the Participant on file with the Company.
The Company or the Participant may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be made or given in accordance with this Agreement shall be deemed to have been made or given upon receipt thereof by the addressee.
(G)    Severability. If any provision of this Agreement, or the application of any provision hereof to any person or any circumstance, shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.
(H)    Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
(I)     Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant in respect of the Performance Unit Award granted hereunder, and supersedes all prior and contemporaneous agreements or understandings between the parties hereto in connection with the Performance United Award granted hereunder. Subject to Section 12.2(b) of the Plan, no change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon either party hereto unless contained in a writing signed by the party to be charged. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Agreement may be amended without any additional consideration to the Participant to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment.
(J)    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the Grant Date.

Company:	Participant:
PEOPLES BANCORP INC., an Ohio corporation

Tyler J. Wilcox Vice President and Secretary to the Compensation Committee	[Name]

Street Address

City, State and Zip Code

Date:	Date: